     As filed with the Securities and Exchange Commission on August 13, 1996

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         FABRI-CENTERS OF AMERICA, INC.
- --------------------------------------------------------------------------------
               (Exact name of registrant specified in its charter)

                   Ohio                                   34-0720629
    ------------------------------                     -------------------
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                     Identification No.)

              5555 Darrow Road, Hudson, Ohio                  44236
- --------------------------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)

                1988 Stock Option Plan for Non-Employee Directors
- --------------------------------------------------------------------------------
                            (Full title of the plan)

                       Betty Rosskamm, Corporate Secretary
                      5555 Darrow Road, Hudson, Ohio 44236
- --------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (216) 656-2600
- --------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                 Proposed             Proposed
 Title of                        maximum              maximum
securities          Amount       offering             aggregate         Amount of
  to be             to be        price per            offering        registration
registered(1)     registered     share (2)(3)           price              fee
- -------------     ----------     ------------         ---------         -------
Class A Common   106,500 shares  $14.69               $1,564,485        $539.48
   Shares

Class B Common    82,500 shares  $14.19               $1,170,675        $403.68
   Shares

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for a Class A Common Share on the New York Stock Exchange - Composite Transactions Tape on August 8, 1996.
(3)  Estimated solely for the purpose of calculating the registration fee.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
- -----------------------------------------------
The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 27, 1996;
     b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 1996;
     c) The descriptions of the Registrant's Class A Common Shares and Class B Common Shares and rights to purchase Class A Common Shares and Class B Common Shares under certain circumstances are contained in the Registrant's Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating that description; and

All documents hereafter filed by the Registrant with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the awards of securities awarded hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities
- ---------------------------------
         Not applicable

Item 5. Interests of Named Experts and Counsel
- ----------------------------------------------
         Not applicable

Item 6. Indemnification of Directors and Officers
- -------------------------------------------------
         Article V of the Company's Amended Regulations provides as follows:

                                 INDEMNIFICATION

         SECTION 1. Third Party Actions. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action or suit by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. Derivative Actions. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue, or matter as to which that person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or the other court shall deem proper.

         SECTION 3. Rights after Successful Defense. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4. Other Determinations of Rights. Except in a situation governed by Section 3, any indemnification under Section 1 or Section 2 (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made (a) by a majority vote, at a meeting of directors, of those directors who constitute a quorum and who were not and are not parties to or threatened with any such action, suit, or proceeding or (b), if such a quorum is not obtainable (or even if obtainable) and a majority of disinterested directors so directs, in a written opinion by independent legal counsel (compensated by the Registrant) or (c) by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought.

         SECTION 5. Advances of Expenses. Expenses (including attorneys' fees) incurred in defending any action, suit, or proceeding referred to in
         Section 1 or Section 2 may be paid by the Registrant in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant.

         SECTION 6. Purchase of Insurance. The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against liability under the provisions of this Article or of the Ohio General Corporation Law.

         SECTION 7. Mergers. In the case of a merger into this Registrant of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, trustees, officers, employees, or agents in specified situations, any person who served as a director, officer, employee, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Registrant (as the surviving corporation) to the same extent he would have been entitled to indemnification by the constituent corporation if its separate existence had continued.

         SECTION 8. Non-Exclusivity; Heirs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled as a matter of law or under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors, any insurance purchased by the Registrant, or otherwise, both as to action in his official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefits of the heirs, executors, and administrators of such a person.

The Registrant maintains liability insurance for all of its Directors and Officers ("D&O insurance"). This D&O insurance also insures the Registrant against amounts payable to indemnify Directors and Officers, subject to policy limits and retention amounts.

Item 7.  Exemption From Registration Claimed
- --------------------------------------------
         Not applicable

Item 8.  Exhibits
- -----------------

         Exhibit
         Number                               Description
         ------                               -----------
           4.1    1988 Stock Option Plan for Non-Employee Directors

           5.1 Opinion of Jones, Day, Reavis & Pogue as to the legality of the Class A Common Shares being registered and its consent

          23.1    Consent of Independent Public Accountants

          23.2    Consent of Jones, Day, Reavis & Pogue (See Exhibit 5.1)

          24.1    Power of Attorney

Item 9.  Undertakings
- ---------------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on August 13, 1996.

              FABRI-CENTERS OF AMERICA, INC.

     By: /s/ Alan Rosskamm
         ---------------------
             Alan Rosskamm
             President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                              Title                                 Date
- --------------------------        ----------------------------------            ---------------
/s/ Alan Rosskamm                 Chairman of the Board and Director
- ------------------------          (Chief Executive Officer)                     August 13, 1996
Alan Rosskamm

/s/ Robert R. Gerber*             Senior Vice President
- ------------------------          (Chief Accounting Officer)                    August 13, 1996
Robert R. Gerber

/s/ Betty Rosskamm*               Director
- ------------------------
Betty Rosskamm                                                                  August 13, 1996

/s/ Alma Zimmerman*               Director
- ------------------------
Alma Zimmerman                                                                  August 13, 1996

/s/ Scott Cowen*                  Director
- ------------------------
Scott Cowen                                                                     August 13, 1996

/s/ Ira Gumberg*                  Director
- ------------------------
Ira Gumberg                                                                     August 13, 1996

/s/ Samuel Krasney*               Director
- ------------------------
Samuel Krasney                                                                  August 13, 1996

/s/ Frank Newman*                 Director
- ------------------------
Frank Newman                                                                    August 13, 1996

/s/ Gregg Searle                  Director
- ------------------------
Gregg Searle                                                                    August 13, 1996

The undersigned, by signing his name hereto, executes this Registration Statement pursuant to a power of attorney executed by the above-named directors and officers of the Registrant and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

                               *By: /s/ Alan Rosskamm
                                   -----------------------
                                   Alan Rosskamm, Attorney-in-fact